 JASPERS + HALL, PC

CERTIFIED PUBLIC ACCOUNTANTS

9175 Kenyon Avenue, Suite 100

Denver, CO 80237

303-796-0099

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 of EastBridge Investment Group Corporation, Inc. of our report dated March 30, 2007 on our audit of the consolidated financial statements of EastBridge Investment Group Corporation, Inc. as of Dec 31, 2006, and the results of its operations and cash flows for the 2006 fiscal year then ended.

/s/Jaspers + Hall, P.C.

Jaspers + Hall, P.C.

Date: 6-13-07